                                                                     EXHIBIT 4.1

Date: July 15, 1998

IAS Communications, Inc.
185-10751 Shellbridge Way
Richmond, BC Canada V6X 2W8

Attention: Mr. John G. Robertson, President

                                         Subscription Agreement

Dear Sirs:

Pursuant to a private offering by IAS Communications, Inc., an Oregon corporation (the "Company"), the undersigned (the "Subscriber") hereby tenders his or her subscription for the Company's units (the "Units"), each Unit consisting of (i) the Company's 8% Convertible Redeemable Debentures (collectively, the "Debentures" and each, a "Debenture") in the principal amount of five hundred thousand dollars ($500,000) and (ii) a warrant (collectively, the "Warrants" and each, individually, a "Warrant") to purchase twenty five thousand (25,000) shares of the Company's class A common stock, with no par value ("Common Stock"), at a purchase price of five hundred thousand dollars ($500,000) per Unit. As used in this Agreement, the term "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Debentures, the term "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants, the term "Shares" shall mean the Warrant Shares and the Conversion Shares, and term "Securities" shall mean the Units, the Debentures, the Warrants and the Shares. The maturity date and conversion price of the Debentures and the exercise price of the Warrants shall be determined in the manner provided in the form of Debenture and Warrant included in the Disclosure Documents, as hereinafter defined.

The Company is offering the Debentures to a limited number of accredited investors, as defined in Rule 501 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from the registration requirements of the Securities Act provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of the Commission under the Securities Act.

In consideration of the mutual covenants and agreements set forth herein, the Company and the Subscriber hereby agree as follows:

     1. (a) The Subscriber hereby agrees to purchase from the Company, and the Company agrees to sell to the Subscriber, ten Units at a purchase price of five million dollars ($5,000,000). Payment of the purchase price shall be made by check payable to the order of "Esanu Katsky Korins & Siger, LLP, as escrow agent for IAS Communications, Inc." or by wire transfer to the Esanu Katsky Korins & Siger, LLP escrow account. The purchase price for the Units shall be paid in installments as hereinafter provided.
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          (b)  (i)  The purchase price for the first Unit shall be payable within five (5) business days of the date of this Agreement. The date on the first Unit is purchased is referred to as the "Initial Closing Date." The purchase price for the remaining nine (9) Units shall be payable in accordance with the following schedule, provided, that the Company shall have complied, to the satisfaction of the Subscriber, with the conditions to subsequent closings provided for in Paragraph 5(b) of this Agreement. The date on which any Unit subsequent to the first Unit is purchased is referred to as a "Subsequent Closing Date."

               (ii) The second Unit shall be payable at such date as the Company shall advise the Subscriber on not less than five (5) nor more than ten
(10) business days' written notice, which notice may not be given earlier than the sixtieth (60th) day after the effective date of the Registration Statement, as defined in Paragraph 7 of this Agreement; provided, however, that if the Registration Statement shall not have been declared effective by the Commission six months from the Initial Closing Date, the Subscriber's obligations to purchase additional Units shall terminate.

               (iii) The Company may elect to require the Subscriber to purchase Units subsequent to the second Unit on not less than five (5) nor more than ten (10) days' written notice, which notice may given not earlier than sixty (60) days after the most recent Subsequent Closing Date; provided, however, that if the Company shall exercise the Conversion Restriction Right, as defined in the Debenture, such notice shall not, without the consent of the Subscriber, be given earlier than sixty (60) days after the last day of the Conversion Restriction Period, as defined in the Debenture.

               (iv) The Subscriber shall not be required to purchase any Units subsequent to two years from the Initial Closing Date.

               (v) In the event that for any reason and for any period, the Registration Statement may not be used to sell the Shares, the sixty (60) day periods referred to in Paragraphs 1(b)(ii) and (iii) of this Agreement shall be extended by two (2) days for each day that the Registration Statement may not be used to sell Shares.

          (c) Proceeds from the sale of the Debentures will be held until checks have cleared, after which the proceeds will be disbursed.

          (d) There is no placement agent in connection with the offering of the Debentures. The Company has engaged Dutchess Capital Partners, Inc. ("Dutchess") as a consultant in connection with this Offering, to which the Company will pay compensation pursuant to an agreement between the Company and Dutchess.

          (e) The Company shall have the right, on written notice to the Subscriber, to terminate the Subscriber's obligation to purchase Units, provided, however, that such termination shall not affect the Company's obligations pursuant to Paragraphs 6 and 7 of this Agreement, which shall continue in full force and effect, except that the Company's obligations pursuant to Paragraph 6(b) shall terminate at such time (prior to the date set forth therein) as all of the Conversion Shares which have been issued or are issuable upon conversion of outstanding Debentures shall have been sold.

     2.   The Company represents and warrants to the Subscriber as follows:

          (a) Organization and Qualification. The Company is (i) a corporation duly organized and existing in good standing under the laws of the State of Oregon and has the requisite corporate power to own its properties and to carry on its business as now being conducted and (ii) qualified to conduct business as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means any material adverse effect on (A) the Securities; (B) the ability of the Company to perform its obligations under this Agreement or under the Securities, or (C) the business, operations, properties or financial condition of the Company. Except for its 50% equity interest in The Eclipse Antenna Manufacturing Corporation, a West Virginia corporation ("TEAM"), a joint venture in which the Company and Emergent Technology Corporation ("ETC") each have a fifty percent (50%) equity interest, the Company has no subsidiaries, and it does not have any equity investment or other interest, direct or indirect, in, nor any outstanding loans, advances or guarantees to, any domestic or foreign corporation, association, partnership, limited liability company, joint venture or other entity. In the event that, subsequent to the Initial Closing Date, the Company creates or acquires a subsidiary, all of the representations and warranties of this Agreement which relate to the Company shall also relate to such subsidiary in the same manner as such representations and warranties relate to TEAM. The Company has the right to vote the shares of TEAM which are owned by ETC pursuant to an agreement with ETC.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, to issue and sell the Units pursuant to this Agreement and to issue the Shares in accordance with the terms of the Debentures and Warrants, as the case may be. The execution, delivery and performance of this Agreement, the Debentures and the Warrants and the consummation by the Company of the transactions contemplated by this Agreement, the Debentures and the Warrants (including without limitation the issuance of the Debentures and Warrants and the issuance and reservation for issuance of the Shares) have been duly authorized by the Company's board of directors and no further consent or authorization of the Company, its board of directors, or its stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (c) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of preferred stock, with no par value ("Preferred Stock"), of which no shares are issued or outstanding, 100,000,000 shares of Common Stock, of which 9,486,350 shares are outstanding, and 100,000,000 shares of class B common stock, with no par value ("Class B Stock"), which is non-voting, none of which are issued or outstanding. The document entitled "Capital Stock" in the Disclosure Documents includes (i) a description of the rights, preferences and privileges of holders of the Common Stock, Class B Stock and each class or series of Preferred Stock, (ii) the number of shares of each class or series of

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Preferred Stock which are (A) authorized, (B) issued, (C) outstanding and (D)
reserved for issuance, (ii) a listing of all shares of Common Stock or Class B Stock which are reserved for issuance. No person has any preemptive rights, rights of first refusal or any other similar rights of any stockholders of the Company, whether by statute, pursuant to the certificate of incorporation or by-laws of the Company or pursuant to any agreement (collectively, "Preemptive Rights") with respect to the issued and outstanding shares of Common Stock or with respect to the Debentures, the Warrants or the Shares and no person has the right to nominate or designate directors or officer of the Company, including any stockholders or voting trust agreements. All of the outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Shares, if and when issued) are or will be subject to any Preemptive Rights.

          (d)  Issuance of Shares.

               (i) The Shares are duly authorized and reserved for issuance, and upon conversion of the Debentures or upon exercise of the Warrants, as the case may be, in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable, will be free from all taxes, liens, claims and encumbrances and will not be subject to Preemptive Rights of stockholders of the Company and or subject the holder to personal liability.

               (ii) All of the outstanding shares of Common Stock have been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of any Preemptive Rights, and were issued in transaction that were either registered pursuant to the Securities Act or exempt from the registration requirements of the Securities Act.

          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the Securities, and the consummation by the Company of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Securities and the Shares) will not (i) result in a violation of the Company's certificate of incorporation and by-laws, as currently in effect (the "Organizational Documents") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or TEAM is a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgment or decree (including, based on the accuracy the Subscriber's representations and warranties set forth in this Agreement, Federal and state securities laws and regulations) applicable to the Company or by which any of the Company's or TEAM's property or asset is bound or affected. The Company is not in violation of its Organizational Documents, and neither the Company nor TEAM is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or TEAM in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any Contract, as hereinafter defined, to which the Company or TEAM is a party or by which it is bound, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and TEAM is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other party (each of the foregoing being referred to as a "consent") in order for it to execute, deliver or perform any of its obligations under this Agreement or the Securities, in each case in accordance with the terms hereof or thereof other than filings required pursuant to the Securities Act and applicable state securities laws and except where the failure to obtain any such consent would not have a Material Adverse Effect.

          (f) Financial Statements. The Company's financial statements for the years ended April 30, 1997 and 1996, which have been certified by Elliott Tulk Price and Anderson, Chartered Accountants, and the unaudited financial statements for the three and nine months ended January 31, 1998, including, in each case, a balance sheet and the related statements of income, stockholders' equity and cash flows, together with the related notes (collectively, the "Financial Statements"), have been delivered to the Subscriber. The Financial Statements were prepared in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with generally accepted accounting principles, consistently applied. Elliott Tulk Price and Anderson is independent as to the Company under the rules of the Commission pursuant to the Securities Act. The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, reflect all liabilities, contingent or other, of the Company of the type required to be reflected on corporate balance sheets prepared in accordance with generally accepted accounting principles as at such dates, and fairly present the results of the Company's operations, changes in stockholders' equity and cash flows for the periods covered. The unaudited financial statements for the nine months ended January 31, 1998 include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period. Except as set forth in the January 31, 1998 Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, none of which are material to the Company.

          (g) SEC Documents. The Common Stock is registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has delivered to the Subscriber its Form 10-KSB Annual Report, as amended by a Form 10-KSB/A Amendment, for the fiscal year ended April 30, 1997, its Form 10-QSB Quarterly Report for the quarter ended January 31, 1998, all Form 8-K Reports which have been filed with the Commission subsequent to April 30, 1998, the Company's definitive proxy statement for the 1998 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended April 30, 1997, all of which are collectively referred to as the "SEC Documents." The SEC Documents, taken as a whole, do not contain any misstatement of fact or omit any statement of fact necessary to make them not materially misleading. The Company will file its Form 10-KSB for the fiscal year ended April 30, 1998 not later than July 29, 1998.

          (h) Form S-3 Eligibility. The Company meets each of the requirements listed in General Instructions 1.A to Form S-3, and the Company is eligible to register the Shares on a Form S-3.

               (i) No Breach of Contract. Neither the Company nor TEAM is in breach or violation of any contracts, agreements, leases or other instruments (each a "Contract") to which the Company or TEAM is a party or by which the Company or TEAM is bound or to which any of its properties or assets is subject, which breach or violation would have a Material Adverse Effect.

          (j) Absence of Certain Changes. Since January 31, 1998, there has been no material adverse change in the business, properties, operations, financial condition, or results of operations of the Company, or to the best of the Company's knowledge, its prospects, except as disclosed in the Financial Statements or the Disclosure Documents.

          (k) Absence of Litigation. Except as disclosed in the Financial Statements or the Disclosure Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or TEAM, threatened against or affecting the Company, TEAM or any of their respective directors or officers in their capacities as such wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

          (l) Intellectual Property. Each of the Company and TEAM owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Disclosure Documents. Except as disclosed in the document "Risk Factors" in the Disclosure Documents, the Company has not received any formal or informal notice (including any demand or request that the Company enter into a license or other agreement in order to avoid any claim of infringement) to the effect that any of its products or any Intangibles infringe upon the proprietary rights of any other person. To the best knowledge of the Company, neither the Company nor TEAM infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (m) Management. The document entitled "Management" in the Disclosure Documents sets forth information concerning (i) each officer and director, (ii) compensation information consistent with such information required to be included in the Summary Compensation Table pursuant to Item 402 of Regulation S-B, (iii) a summary of all outstanding options and a description of all outstanding stock option or other equity-based incentive plans, and (iv) the information to be provided by Items 403 and 404 of Regulation S-B. Such document shall update information included in the Company's Form 10-KSB for the fiscal year ended April 30, 1997.

          (n) Foreign Corrupt Practices. Neither the Company, nor TEAM nor any director, officer, agent, employee or other person acting on behalf of the Company or TEAM has, in the course of his actions for or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (o) Disclosure. All information relating to or concerning the Company set forth in this Agreement or included in the Disclosure Documents, as hereinafter defined, taken together, is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. The Subscriber shall be entitled to rely upon the Company's representations and warranties contained in this Agreement, notwithstanding any independent investigation made by the Subscriber.

          (p) No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any securities or solicited any offerers to buy any security under circumstances that would require registration of the Units being offered hereby under the Securities Act.

     3. The Subscriber understands and agrees that, after the Company's receipt of this Agreement, the Company will review the Subscriber's eligibility and will determine whether to accept or reject this subscription in whole or in part. The Company may determine to reject this subscription in whole or in part in its sole and absolute discretion. In making such determination, the Company may request, and the Subscriber agrees to provide, additional financial and other information about the Subscriber. If this subscription is accepted in whole, then the Company will issue the Debentures subscribed for to the Subscriber. If this subscription is rejected in whole, this Agreement and any other subscription materials will be promptly returned to the Subscriber and the Subscriber's subscription payment will be refunded to the Subscriber without interest. In that event, the Subscriber and the Company will have no further rights or claims against each other by virtue of this Agreement. If this subscription is accepted in part and rejected in part, the Company is authorized to amend this Agreement to reflect the number of Units for which this subscription is accepted, and the Company will issue the Debentures and Warrants comprising the Units as to which this subscription is accepted at the same time as if this subscription had been accepted in whole.

     4. The Subscriber hereby represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) The Subscriber understands that the offer and sale of the Units is being made only by means of this Agreement. In deciding to subscribe for Units, the Subscriber has not considered any information other than that contained in this Agreement and in the

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

documents listed in Exhibit A to this Agreement (the "Disclosure Documents"), a copy of each of which has been provided to the Subscriber and reviewed by the Subscriber to the extent that the Subscriber deemed necessary or advisable. In particular, the Subscriber understands that the Company has not authorized the use of, and the Subscriber confirms that he or she is not relying upon, any other information, written or oral, other than material contained in this Agreement and the Disclosure Documents. The Subscriber is aware that the purchase of the Units involves a high degree of risk and that the Subscriber may sustain, and has the financial ability to sustain, the loss of his or her entire investment. The Subscriber understands that the Company is a development stage corporation, has incurred significant losses and no assurance can be given that the Company will be profitable in the future, that the failure of the Company to raise funds, in addition to the proceeds from the sale of the Units, may have a material adverse effect upon its business and, if sufficient additional funds are not raised, the Company may not be able to pay the Debentures when due, and that there is no assurance that there will be a market for the Company's Common Stock or other securities. FURTHERMORE, IN SUBSCRIBING FOR THE UNITS, THE SUBSCRIBER ACKNOWLEDGES THAT THE COMPANY HAS NOT MADE, AND THE SUBSCRIBER IS NOT RELYING IN ANY MANNER UPON, ANY PROJECTIONS OR FORECASTS OF FUTURE OPERATIONS. The Subscriber has had the opportunity to ask questions of, and receive answers from, the Company's management regarding the Company.

          (b) The Subscriber represents to the Company that he or she (i) is an accredited investor within the meaning of Rule 501 under the Securities Act,
(ii) understands that in order to be treated as an accredited investor, the Subscriber must meet one of the tests for an accredited investor set forth on Exhibit B to this Agreement, and (iii) has read Exhibit B and is an accredited investor as set forth on the signature page of this Agreement. The Subscriber further represents that he or she has such knowledge and experience in financial and business matters as to enable him or her to understand the nature and extent of the risks involved in purchasing the Units. The Subscriber is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Subscriber can afford to sustain the loss of his or her entire investment, and the Subscriber's purchase of the Units is being made from funds which the Subscriber has allocated to high risk, illiquid investments and such funds are not required by the Subscriber to meet his or her normal expenses.
The Subscriber has engaged his or her own counsel and accountants to the extent that he deems it necessary.

          (c) The Subscriber acknowledges that the Company is relying on the Subscriber's representations contained in this Agreement in executing this Agreement and issuing the Units and its counsel is relying on such statements and representations in rendering its opinion pursuant to Paragraph 5(a)(v) of this Agreement, and the Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, controlling persons and counsel from and against all manner of loss, liability, damage or expense which they or any of them may incur as a result of any material misstatement of fact or omission of a material fact by the Subscriber in this Agreement.

          (d) The Subscriber is acquiring the Units pursuant to this Agreement for investment and not with a view to the sale or distribution thereof, for his or her own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Units; is aware that the Units are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the Units may bear the Company's standard investment legend. The Subscriber understands the meaning of these restrictions.

          (e) The Subscriber will not transfer the Securities except in compliance with all applicable Federal and state securities laws and regulations. The Subscriber understands and agrees that the Company is not obligated to recognize any transfer of any Securities unless it is satisfied in its reasonable discretion that there has been compliance with such securities laws and regulations, and, in such connection, the Company may request an opinion of counsel acceptable to the Company as to the availability of any exemption.

          (f) The Subscriber has been informed by the Company that the issuance of the Units pursuant to this Agreement will be exempt under Section 4(2) or 4(6) of the Securities Act and/or Regulation D, and in particular, Rule 506, of the Commission under the Securities Act and applicable exemption under state securities laws, and the Subscriber understands that such exemption is dependent upon the accuracy of the information contained in the Subscriber's representations set forth in this Agreement.

          (g) The Subscriber represents and warrants that no broker or finder was involved directly or indirectly in connection with the Subscriber's purchase of the Units. The Subscriber shall indemnify and hold harmless the Company from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Subscriber's warranty contained in this Paragraph 4(g).

          (h) To the extent that the Subscriber has deemed it necessary, the Subscriber has consulted his or her own legal, accounting, tax, investment and other advisors.

               (i) If the Subscriber is a corporation, all corporate action necessary for the execution, delivery and performance by the Subscriber has been taken and the person executing this Agreement on behalf of the Subscriber is an authorized officer of the Subscriber. If the Subscriber is a limited partnership or limited liability company, the person executing this Agreement is a general partner or managing member of the Subscriber. If the Subscriber is a trust, estate or other fiduciary, the person executing this Agreement is the trustee, executor, administrator or other fiduciary.

     5. (a) It shall be a condition precedent to the Subscriber's obligation to pay for the Units that the following conditions shall have been met:

               (i) The Company shall have delivered to the Subscriber or his or her representative:

                    (A) A copy of the certificate of incorporation of the Company, certified by the Secretary of State of Oregon as of a current date.

                    (B) A copy of the by-laws of the Company, certified by the Secretary of the Company.

                    (C) Resolutions of the Company's board of directors authorizing the transactions contemplated by this Agreement, certified by the Secretary of the Company.

               (ii) All of the Company's representation and warranties set forth in this Agreement shall be true and correct in all material respects on such date with the same effect as if such representations and warranties were made on such date, the Company shall have complied in all material respects with all of its obligations to be performed by it on or prior to the such date.

               (iii) No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no proceedings shall be threatened or pending before any governmental entity or authority which is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

               (iv) The Company shall have delivered to the Subscriber the certificate of its chief executive and financial officers dated the Initial Closing Date as to the matters set forth in Paragraphs 5(a)(ii) and (iii) of this Agreement.

               (v) The Subscriber shall have received the opinion of Vandeberg, Johnson & Gandara ("VJD"), counsel to the Company, dated the Initial Closing Date, that:

                    (A) The Company is a corporation organized and existing in good standing under the laws of the State of Oregon with the corporate power to conduct it business as the same is presently conducted.

                    (B) All corporate action necessary for the execution, delivery and performance by the Company of this Agreement, the Debentures and the Warrants has been taken, and this Agreement, the Debentures and Warrants constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be affected by customary principles governing equitable relief generally and to any applicable bankruptcy, moratorium, equitable subordination, insolvency, fraudulent conveyance, usury or other laws affecting creditors' rights and their enforcement generally, and except that no opinion is given as to the enforceability of any indemnification provisions.

                    (C) The Shares have been reserved for issuance and, when issued upon conversion of the Debentures or exercise of the Warrants, will be duly and validly authorized and issued, fully paid and nonassessable and free from Preemptive Rights.

                    (D) In reliance upon the accuracy of the representations and warranties of the Subscriber contained in this Agreement and assuming that the Company files in a timely manner a Form D pursuant to Regulation D of the Commission pursuant to the Securities Act, the sale of the Units is exempt from the registration requirements of the Securities Act.

               (vi) A Form D shall have been prepared for filing with the Commission.
               (vii) The Company shall have paid to Dutchess the compensation due to Dutchess.

               (viii) The Company shall have paid to Esanu Katsky Korins & Siger, LLP, its legal fees of fifteen thousand dollars ($15,000) plus disbursements.

          (b) It shall be a condition precedent to the Subscriber's obligation to pay for any Unit subsequent to the purchase of the first Unit that the following conditions shall have been met:

               (i) The conditions set forth in Paragraphs 5(a)(ii) and (iii) of this Agreement shall have been met as of such Subsequent Closing Date, and the Company shall delivered the certificate of the chief executive and financial officers dated such Subsequent Closing Date to such effect and as to the matters set forth in Paragraphs 5(b)(ii) and (iii) of this Agreement.

               (ii) The Registration Statement shall have been declared effective by the Commission, all Shares issuable upon conversion of the Debenture and upon exercise of the Warrant to be issued on such Subsequent Closing Date shall have been registered, no stop order shall be pending or shall have been threatened with respect to the Registration Statement, and no event shall have occurred which could in any manner prohibit the use of the Registration Statement to sell any of the Shares.

               (iii) There shall have been no changes in the Company's certificate of incorporation or by-laws from those delivered pursuant to Paragraph 5(a)(i) of this Agreement, and the resolutions described in Paragraph 5(a)(i)(C) of this Agreement shall be in full force and effect.

               (iv) The Company shall have paid to Dutchess the compensation due to Dutchess on such Subsequent Closing Date.

               (v) The Company shall have delivered an opinion letter from VJD, dated such Subsequent Closing Date, updating the opinion delivered pursuant to Paragraph 5(a)(v) of this Agreement.

     6.   The Company hereby covenants and agrees with the Subscriber that:

          (a) The Company will, promptly, but in no event later than three (3) business days after each closing, file (i) the Form D with the Commission and
(ii) all documents and instruments required by the state securities laws of any state in which any purchaser of Units lives.

          (b) During the period commencing on the Initial Closing Date and each Subsequent Closing Date and ending ninety (90) days after such Initial or Subsequent Closing Date, the Company will not, without the prior consent of the holders of a majority of the principal amount of Debentures then outstanding, issue or sell or enter into any agreement to issue or sell any shares of Common Stock or any Convertible Securities (i.e., any warrants or options or convertible debt or equity securities or other securities upon the exercise or conversion of which shares of Common Stock may be issued), except that this Paragraph 6(b) shall not be construed to prohibit the Company from (i) issuing Common Stock or Convertible Securities in connection with an acquisition or pursuant to options or warrants which are outstanding on such Initial or Subsequent Closing Date or (ii) issuing options to employees or consultants at an exercise price not less than the fair market value on the date of grant pursuant to the Company's present stock option plan and performance stock plan or (iii) issuing restricted stock grants to employees or consultants pursuant to the Company's present performance stock plan; provided, however, that in no event shall the number of options and stock grants issued during any such ninety
(90) day period exceed two hundred fifty thousand (250,000) shares. References to consultants in this Paragraph 6(b) shall mean only consultants who (x) perform functions that would otherwise be performed by employees of the Company and (y) whose services do not relate to the raising of money.

          (c) As long as the Subscriber or any transferee (other than a transferee pursuant to the Registration Statement) shall own any Securities, (i) the Company shall file all annual, quarterly and periodic reports with the Commission not later than the last day on which such filings may be made pursuant to the Exchange Act, and (ii) the Company shall continue to be eligible to use a Form S-3 registration statement for the sale of the Shares.

          (d) As long as the Subscriber shall own any Securities, the Company will provide the Subscriber with a copy of each Form 10-K or Form 10-KSB Annual Report, Form 10-Q or Form 10-QSB Quarterly Report, each current report on Form 8-K and any definitive proxy material, at the times such filings are made with the Commission and will in addition provide the Subscriber with all materials that are mailed to stockholders at such time as the materials are mailed to the stockholders.

          (e) The Company will comply with its obligations pursuant to the Debentures and the Warrants.

          (f) If the Company exercises the Conversion Restriction Right, as defined in the form of Debenture included in the Disclosure Documents, any Debentures issued subsequent to the date such right is issued shall reflect the revised percentages as set forth in such form of Debenture.

     7. (a) The Company shall (i) file or cause to be filed with the Commission, not later than thirty (30) days after the Initial Closing Date, a registration statement (the "Registration Statement") on Form S-3 providing for the sale by the Subscriber of all of the Shares and (ii) use its best efforts to have the Registration Statement declared effective by the

Commission not later than ninety (90) days from the Initial Closing Date, time being of the essence. The Registration Statement shall register a sufficient number of shares of Common Stock to cover the maximum possible number of shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants. The Registration Statement shall cover the issuance of the Shares and the sale by the Subscriber or the Subscriber's transferee in the manner or manners designated by the Subscriber. The Company agrees to keep the Registration Statement continuously effective until all of the Shares have been sold. References in this Paragraph 7 to the Subscriber shall include, in addition to the Subscriber, any holder of the Shares or the Securities, other than pursuant to the Registration Statement. Such Shares shall be registered regardless of whether, at the effective date of the Registration Statement, the Debentures shall have been issued or converted or the Warrants shall have been issued or converted.

          (b) The Company shall pay all expenses incident to the Company's performance of or compliance with its obligations under this Paragraph 7. including, without limitation, all registration, filing, listing, stock exchange, Nasdaq and NASD fees, all fees and expenses of complying with state securities or blue sky laws all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, but excluding commissions and applicable transfer taxes, if any, which commissions and transfer taxes shall be borne by the seller or sellers of Shares in all cases.

          (c) In complying with its obligations pursuant to Paragraph 7(a) of this Agreement, the Company shall, as expeditiously as possible:

               (i) Prepare and file with the Commission the Registration Statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective as promptly as possible.

               (ii) Notify the Subscriber at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly, but not later than ten (10) business days after the happening of such event, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares until such time as all of the Shares have been disposed of in accordance with the method of disposition set forth in such registration statement.

               (iii) Before filing the Registration Statement or prospectus or any amendments or supplements thereto, furnish to and afford the Subscriber a reasonable opportunity (unless waived in writing by the Subscriber) to review copies of all such documents

(including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least ten (10) business days prior to such filing). The Company shall not file any registration statement or prospectus or any amendments or supplements thereto in respect if the holders of a majority of the Shares included in the Registration Statement shall reasonably object.

               (iv) Use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of a registration statement, and in any event shall, within thirty (30) days of such cessation of effectiveness, use its best efforts to amend the registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement pursuant to Rule 415 covering all of the Shares and use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after such filing and to remain effective as provided in this Paragraph 7.

               (v) In the event of any transfer of Shares or Securities which requires a supplement or post-effective amendment to the Registration Statement or prospectus, promptly file such supplement or post-effective amendment and use its best efforts to have such filing declared effective by the Commission as promptly as possible after the filing thereof.

               (vi) Furnish to the Subscriber such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in writing.

               (vii) use its best efforts (i) to register or qualify all Shares under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Subscriber shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, (iii) to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment, and (iv) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Paragraph 7(c)(vii) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction.

               (viii) Use its best efforts to cause all Shares to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Subscriber to enable the seller or sellers thereof to consummate the disposition of such Shares in the manner set forth in the Registration Statement.

               (ix) Otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Shares at least ten days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus.

          (d) The Registration Statement, when declared effective by the Commission or when subsequently amended (by an amendment which is declared effective by the Commission) or any prospectus in the form included in the registration statement as declared effective by the Commission or when subsequently supplemented will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) The Company may require the Subscriber to furnish the Company such information regarding such seller and the distribution of the securities covered by the Registration Statement as the Company may from time to time reasonably request in writing and as is required by applicable laws and regulations.

          (f) The Company hereby agrees to indemnify and hold harmless the Subscriber, including any other holder of Shares, and their respective directors, officers, agents and advisers (collectively, the "Agents") and each person, if any, who controls within the meaning of Section 15 of the Securities Act (the "Control Person") the Subscriber or any such holder against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, any such other holder of Shares, any such Agent, or any such Control Person may become subject, under the Securities Act, the Exchange Act or any other Federal or state law, including common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in
(A) in any registration statement, including (I) any pre- or post-effective amendments or supplements thereof or and (II) any preliminary prospectus or final prospectus contained therein or any pre- or post-effective amendments or supplements thereto, filed for any registration under this Agreement, (B) in any Blue Sky Law application or other document executed by the Company specifically for such registration or (C) based upon information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information in (B) and (C) above being hereinafter referred to as a "Blue Sky

Application"); (iii) the omission or alleged omission to state in such registration statement or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(iv) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such parties for any reasonable attorneys' fees or other expenses reasonably incurred by them or any of them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable or responsible for reimbursement of expenses in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use with reference to or in the preparation of a registration statement, any such pre- or post-effective amendment or supplement thereof, or any Blue Sky Application. This indemnity agreement is in addition to any liability which the Company may otherwise have. The indemnity agreement of the Company contained in this Paragraph 7(f) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Subscriber, any other holder of Shares, any Agent or any Control Person and shall survive the registration and sale of any Shares by the Subscriber or any such holder.

          (g) The Subscriber and each other holder of Shares, by including such holder's Shares in the Registration Statement, agrees, severally, to indemnify and hold harmless the Company, its Agents and the Control Persons thereof to the same extent as the indemnity from the Company to the Subscriber, such other holders, their respective Agents and Control Persons but only with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon or in conformity with written information relating to such person by such person expressly for use in connection with any registration statement, pre- or post-effective amendment or supplement thereto or in any Blue Sky Application filed pursuant to this Agreement. The liability of any Holder under this Paragraph 7(g) shall be limited to the amount of net proceeds to such Holder from the Shares sold pursuant to the registration statement which gives rise to such liability. This indemnity agreement will be in addition to any liability that the Subscriber or any such other holder may otherwise have. The indemnity agreement of the Subscriber and such other holders contained in this Paragraph 7(g) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any of its Control Persons and shall survive the registration and sale of any Shares and the expiration or termination of this Agreement.

          (h) If any action or claim shall be brought or asserted by a party entitled to indemnification Paragraph 7(f) or 7(g) (as the case may be) of this Agreement (each an "Indemnified Party") in respect of which indemnity may be sought from the responsible party identified in said Paragraph 7(f) or 7(g) (as the case may be) (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to each Indemnified Party and the payment of all reasonable legal and other expenses. The failure of any Indemnified Party to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability for indemnification which it may have to any Indemnified Party under this Paragraph 7 unless the Indemnifying Party has been substantially prejudiced by such failure and in no event will such failure relieve the Indemnifying Party from any liability it may have to any Indemnified Party otherwise than under this Paragraph 7. Each Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both (A) any Indemnified Party and (B) the Indemnifying Party, and, in the judgment of counsel to any Indemnified Party, it is advisable for such Indemnified Party to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; provided, however, it being understood that the Indemnifying Party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for each Indemnified Party pursuant to this Agreement in each jurisdiction, and each such firm shall be designated in writing by such Indemnified Party holding a majority of the Shares being registered for all Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action effected by an Indemnified Party without the written consent of the Indemnifying Party (which shall not be withheld unreasonably in light of all factors of importance to such Indemnified Party), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          (i) If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder is obligated to contribute pursuant to this Agreement shall be limited to the net proceeds to such Holder from the Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Subscriber or such other holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares). The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Securities Act other than the Company, the Subscriber and such other holders. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement, provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party. Notwithstanding any provisions of this Paragraph 7, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested or by telecopier of receipt of transmission is confirmed or if transmission is confirmed by mail as provided in this Paragraph 8. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth
(5th) business day after the date of mailing. Notices shall be sent to the Company at 185-10751 Shellbridge Way, Richmond, BC Canada V6X 2W8, Attention:
Mr. John G. Robertson, President, telecopier (604) 278-3409, and to the Subscriber at his or her address and telecopier number set forth on the signature page or to such other address as any party shall designate in the manner provided in this Paragraph 8.

     9. (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state, without regard for principles of conflicts of law. The Company hereby (i) consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Debenture, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

          (c) Any termination of this Agreement shall not affect in any manner the Company's obligations pursuant to Paragraphs 6, 7, 8 and 9 of this Agreement, which such survive such termination.

          (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

          (e) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (f) Each party shall, without payment of any additional consideration by any other party, at any time on or after the sale of the Units take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

          (g) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural, and the plural shall include the singular.

          (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

          (i) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Units.

     Please confirm your agreement with the foregoing by signing this Agreement where indicated.

                                    Very truly yours,


Number of Units
Subscribed for:                     ____________________________________________
ten                                 Name of Subscriber

Total
Purchase Price:                     By:_________________________________________
$5,000,000.                                        (Signature)

                                    Title, if applicable________________________

Address: __________________________

___________________________________

Telecopier Number:___________

Social Security No. or Tax I.D. No.:__________________

The Subscriber is an accredited investor based on the following paragraphs of Exhibit B to this Agreement:___________________________

Accepted this      day of
        , 1998

IAS COMMUNICATIONS, INC.


By:____________________________________
   John G. Robertson, President

                                                                       Exhibit A
                              Disclosure Documents

     1.   Risk Factors

     2.   Form 10-KSB/A for the fiscal year ended April 30, 1997

     3.   Form 10-QSB for the quarter ended January 31, 1998

     4.   Form 8-K Reports dated July 11, 1997

     5.   Proxy Statement for 1998 Annual Meeting of Stockholders

     6.   Annual Report to Stockholders for fiscal year ended April 30, 1997

     7.   Capital Stock

     8.   Management

     9.   Form of Debenture

     10.  Form of Warrant

                                                                       Exhibit B

     A Subscriber who meets any one of the following tests is an accredited investor:

          (a) The Subscriber is an individual who has a net worth, or joint net worth with the Subscriber's spouse, of at least $1,000,000.

          (b) The Subscriber is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Subscriber's spouse) for the past two years, and the Subscriber has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Subscriber's spouse) for the current year.

          (c)  The Subscriber is an officer or director of the Company.

          (d) The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

          (e)  The Subscriber is a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

          (f) The Subscriber is an insurance company as defined in Section 2(13) of the Securities Act.

          (g) The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act.

          (h) The Subscriber is a small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          (i) The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (j) The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (k) The Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

          (l) The Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

          (m) The Subscriber is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

     If an individual investor qualifies as an accredited investor, such individual may purchase the Units in the name of his individual retirement account ("IRA").